Press Release

February 4, 2020	FOR IMMEDIATE RELEASE

CTS Announces Fourth Quarter and Full Year 2019 Results

Addressing performance in a challenging market
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced fourth quarter and full year 2019 results.
Fourth Quarter 2019 Results

•
Sales were $115.0 million, down 4.2% year-over-year. Sales to transportation customers declined 11.0%, and sales to other end markets grew 7.9%. The QTI acquisition added $5.6 million of sales in the fourth quarter of 2019.

•	Net earnings were $10.1 million or $0.31 per diluted share versus $17.6 million or $0.52 last year.

•	Adjusted diluted EPS was $0.37 compared to $0.41 in the fourth quarter of 2018.
Full Year 2019 Results

•
Sales were $469.0 million, essentially flat to 2018. Sales to transportation customers declined 0.4%, and sales to other end markets decreased 0.2%. The QTI acquisition added $9.3 million of sales in 2019.

•	Net earnings were $36.1 million or $1.09 per diluted share versus $46.5 million or $1.39 last year.

•	Adjusted diluted EPS was $1.45 compared to $1.53 in 2018.

•	Free cash flow was $42.7 million, up 44% from $29.7 million in 2018.

•	Total booked business grew $16 million in 2019 to $1.88 billion.
“2019 was a challenging year driven by market softness. We took actions to reduce operating expenses and improve our performance. We also delivered strong growth in cash flow,” said Kieran O’Sullivan, CEO of CTS Corporation. “We anticipate a soft first half of 2020, with improvement in market conditions in the second half of the year. Our strategic priorities remain the same, driving profitable growth, margin improvement and advancing our end market profile.”
2020 Guidance
Full year 2020 sales are expected to be in the range of $450 to $480 million. Adjusted earnings per diluted share for 2020 are expected to be in the range of $1.35 to $1.60.

www.ctscorp.com

Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EST) today to discuss the fourth quarter and full year financial results. The dial-in number is 800-309-1256 (720-543-0314, if calling from outside the U.S.). The passcode is 488435. There will be a replay of the conference call from 2:00 p.m. (EST) today through 2:00 p.m. (EST) on Tuesday, February 18, 2020. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The replay passcode is 6906039. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.
About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets.
For more information, visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer

CTS Corporation
4925 Indiana Avenue
Lisle, IL 60532
USA

Telephone: +1 (630) 577-8800
E-mail: ashish.agrawal@ctscorp.com
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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2019	2018	2019	2018
Net sales	$115,040	$120,073	$468,999	$470,483
Cost of goods sold	76,340	77,428	311,424	305,100
Gross Margin	38,700	42,645	157,575	164,973
Selling, general and administrative expenses	18,037	18,128	70,408	73,569
Research and development expenses	6,113	5,804	25,967	25,304
Restructuring charges	2,111	1,698	7,448	5,062
Loss (gain) on sale of assets	48	(2)	(63)	—
Operating earnings	12,391	17,017	53,815	61,038
Other (expense) income:
Interest expense	(903)	(484)	(2,648)	(2,085)
Interest income	341	459	1,737	1,826
Other income (expense), net	1,008	(119)	(2,638)	(2,676)
Total other income (expense), net	446	(144)	(3,549)	(2,935)
Earnings before income taxes	12,837	16,873	50,266	58,103
Income tax expense (benefit)	2,775	(691)	14,120	11,571
Net earnings	$10,062	$17,564	$36,146	$46,532
Earnings per share:
Basic	$0.31	$0.53	$1.11	$1.41
Diluted	$0.31	$0.52	$1.09	$1.39

Basic weighted – average common shares outstanding:	32,554	32,983	32,700	33,024
Effect of dilutive securities	416	562	405	545
Diluted weighted – average common shares outstanding:	32,970	33,545	33,105	33,569

Cash dividends declared per share	$0.04	$0.04	$0.16	$0.16

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	December 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$100,241	$100,933
Accounts receivable, net	78,008	79,518
Inventories, net	42,237	43,486
Other current assets	16,992	15,422
Total current assets	237,478	239,359
Property, plant and equipment, net	105,038	99,401
Operating lease assets, net	24,644	—
Other Assets
Prepaid pension asset	62,082	54,100
Goodwill	106,056	71,057
Other intangible assets, net	85,215	60,180
Deferred income taxes	19,795	22,201
Other	3,046	2,043
Total other assets	276,194	209,581
Total Assets	$643,354	$548,341
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$48,219	$51,975
Operating lease obligations	2,787	—
Accrued payroll and benefits	9,564	14,671
Accrued expenses and other liabilities	36,378	37,347
Total current liabilities	96,948	103,993
Long-term debt	99,700	50,000
Long-term operating lease obligations	24,926	—
Long-term pension and other post-retirement obligations	6,632	6,510
Deferred income taxes	5,637	3,990
Other long-term obligations	4,292	5,919
Total Liabilities	238,135	170,412
Commitments and Contingencies
Shareholders’ Equity
Common stock	307,932	306,697
Additional contributed capital	43,689	42,820
Retained earnings	509,766	478,847
Accumulated other comprehensive loss	(91,726)	(97,739)
Total shareholders’ equity before treasury stock	769,661	730,625
Treasury stock	(364,442)	(352,696)
Total shareholders’ equity	405,219	377,929
Total Liabilities and Shareholders’ Equity	$643,354	$548,341

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP diluted earnings per share	$0.31	$0.52	$1.09	$1.39

Tax affected charges to reported diluted earnings per share:
Restructuring charges	0.05	0.04	0.18	0.12
Foreign currency (gain) loss	(0.03)	—	0.05	0.06
Costs of tax improvement initiatives	—	—	—	0.03
Environmental charges	0.05	—	0.05	0.02
Non-cash pension expense	0.01	—	0.02	—
Legal settlement	(0.01)	—	(0.01)	—
Decrease in foreign valuation allowances	—	(0.03)	—	(0.03)
Transaction costs	—	—	0.02	—
Discrete tax items	(0.01)	(0.10)	0.05	(0.04)
Tax impact related to Tax Cuts and Job Acts	—	(0.02)	—	(0.02)
Adjusted diluted earnings per share	$0.37	$0.41	$1.45	$1.53

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Depreciation and amortization expense	$6,581	$6,165	$24,619	$22,514
Stock-based compensation expense	$1,065	$1,152	$5,015	$5,256

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Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events, which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

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